Percentage
Ownership
  100%        VAPONICS, INC.                     A Massachusetts Corporation
  100%        AQUA MEDIA INTERNATIONAL           A Deleware Corporation
  100%        AQUA MEDIA OF ASIA LTD.            A Hong Kong Corporation
  100%        PORETICS CORPORATION               A Deleware Corporation
  100%        OSMONICS ASIA/PACIFIC LTD.         A Hong Kong Corporation
  100%        OSMONICS EUROPA, S.A.              A Switzerland Corporation
  100%        OSMONICS INTERNATIONAL LTD.        A Jamaica Corporation
  100%        OSMONICS INTERNATIONAL, INC.       A Minnesota Corporation
  100%        OZONE RESEARCH & EQUIPMENT CORP.   An Arizona Corporation
  100%        GHIA, INC.                         A Nevada Corporation
  100%        AUTOTROL CORPORATION               A Wisconsin Corporation
  100%        AUTOTROL (FAR EAST) LTD.           A Japan Corporation
  100%        AUTOTROL S.A.                      A France Corporation
  100%        OSMONICS INTERNATIONAL SALES CORP. A Virginia Islands Corporation
  100%        AUTOTROL PTY. LTD.                 An Australia Corporation
  100%        MICROL SYSTEMS, LTD.               An England Corporation
  100%        PETECO CORPORATION                 A Minnesota Corporation
   50%        NIPPON AUTOTROL K.K.               A Japan Corporation